As filed with the Securities and Exchange Commission on January 6, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Taysha Gene Therapies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-3199512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3000 Pegasus Park Drive

Suite 1430

Dallas, Texas 75247

(Address of principal executive offices, including zip code)

Taysha Gene Therapies, Inc. 2020 Stock Incentive Plan

Taysha Gene Therapies, Inc. 2020 Employee Stock Purchase Plan

Taysha Gene Therapies, Inc. 2023 Inducement Plan

(Full titles of the plans)

Sean P. Nolan

Chief Executive Officer

3000 Pegasus Park Drive

Suite 1430

Dallas, Texas 75247

(214) 612-0000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta

Madison A. Jones

Cooley LLP

55 Hudson Yards

New York, New York 10001

Telephone: (212) 479-6000

Facsimile: (212) 479-6275

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

Pursuant to General Instruction E of Form S-8, Taysha Gene Therapies, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (i) 14,252,582 additional shares of its common stock under the Registrant’s 2020 Stock Incentive Plan (the “2020 Plan”), pursuant to the provisions of the 2020 Plan providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2020 Plan on January 1, 2026, (ii) 724,000 additional shares of its common stock under the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”), pursuant to the provisions of the 2020 ESPP providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2020 ESPP on January 1, 2026 and (iii) 3,000,000 shares of its common stock under the Registrant’s 2023 Inducement Plan (the “Inducement Plan”). The additional shares of common stock under the Inducement Plan represent an increase in the number of shares of common stock reserved for issuance under the Inducement Plan, which increase was approved by the Registrant’s Board of Directors on November 14, 2025. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

The Registrant previously registered shares of its common stock for issuance under the 2020 Plan and the 2020 ESPP on a Registration Statement on Form S-8 filed with the Commission on September 29, 2020 (File No.  333-249130), a Registration Statement on Form S-8 filed with the Commission on May 11, 2021 (File No. 333-256013), a Registration Statement on Form S-8 filed with the Commission on March 31, 2022 (File No. 333-264025), a Registration Statement on Form S-8 filed with the Commission on March 28, 2023 (File No. 333-270915) a Registration Statement on Form S-8 filed with the Commission on March 19, 2024 (File No. 333-278070) and a Registration Statement on Form S-8 filed with the Commission on January 7, 2025 (File No. 333-284167), and under its Inducement Plan on a Registration Statement on Form S-8 filed with the Commission on December 20, 2023 (File No.  333-276161) and on a Registration Statement on Form S-8 filed with the Commission on January 7, 2025 (File No. 333-284167). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 26, 2025.

(b)

The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 21, 2025.

(c)

The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September  30, 2025 filed with the Commission on May  15, 2025, August  12, 2025 and November 4, 2025, respectively.

(d)

The Registrant’s Current Reports on Form 8-K filed with the Commission on May  28, 2025, May  29, 2025, June  3, 2025, October  2, 2025, October  9, 2025, October  16, 2025 and November 4, 2025, and on Form 8-K/A filed with the Commission on May 29, 2025, to the extent the information in such report is filed and not furnished.

(e)

The description of the Registrant’s common stock which is contained in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed on August 12, 2024, including any amendment or report filed with the Commission for the purpose of updating such description.

(f)

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect	8-K	001-39536	3.1	September 29, 2020

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	001-39536	3.1	November 15, 2023

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	001-39536	3.1	June 3, 2025

4.4	Amended and Restated Bylaws of the Registrant, as currently in effect	S-1/A	333-248559	3.4	September 17, 2020

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	2020 Stock Incentive Plan and Forms of Stock Option Grant Notice, Stock Option Agreement, Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement	S-1/A	333-248559	10.6	September 17, 2020

99.2	2020 Employee Stock Purchase Plan	S-1/A	333-248559	10.7	September 17, 2020

99.3	Taysha Gene Therapies, Inc. 2023 Inducement Plan.	S-8	333-276161	99.1	December 20, 2023

99.4	Form of Option Grant Package under 2023 Inducement Plan.	S-8	333-276161	99.2	December 20, 2023

99.5	Form of RSU Grant Package under 2023 Inducement Plan.	S-8	333-276161	99.3	December 20, 2023

99.6	Amendment No. 1 to 2023 Inducement Plan	S-8	333-284167	99.6	January 7, 2025

99.7*	Amendment No. 2 to 2023 Inducement Plan

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 6th day of January, 2026.

TAYSHA GENE THERAPIES, INC.

By:	/s/ Sean P. Nolan
Sean P. Nolan
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sean P. Nolan and Kamran Alam, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Sean P. Nolan Sean P. Nolan	Chief Executive Officer and Chairman (Principal Executive Officer)	January 6, 2026

/s/ Kamran Alam Kamran Alam	Chief Financial Officer (Principal Financial and Accounting Officer)	January 6, 2026

/s/ Phillip B. Donenberg Phillip B. Donenberg	Director	January 6, 2026

/s/ Sean Stalfort Sean Stalfort	Director	January 6, 2026

/s/ Sukumar Nagendran, M.D. Sukumar Nagendran, M.D.	President, Head of Research and Development, and Director	January 6, 2026

/s/ Alison Long, M.D., Ph.D. Alison Long, M.D., Ph.D.	Director	January 6, 2026

/s/ Laura Sepp-Lorenzino, Ph.D. Laura Sepp-Lorenzino, Ph.D.	Director	January 6, 2026